CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Hartford Series Fund, Inc. of our report dated February 23, 2021, relating to the financial statements and financial highlights, which appears in Hartford Balanced HLS Fund’s, Hartford Capital Appreciation HLS Fund’s, Hartford Disciplined Equity HLS Fund’s, Hartford Dividend and Growth HLS Fund’s, Hartford Healthcare HLS Fund’s, Hartford International Opportunities HLS Fund’s, Hartford MidCap HLS Fund’s, Hartford Small Company HLS Fund’s, Hartford Stock HLS Fund’s, Hartford Total Return Bond HLS Fund’s, and Hartford Ultrashort Bond HLS Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 12, 2021